                                                      REGISTRATION NO. 333-38209
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-4

                 AMENDMENT NO. 4 TO REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                        COMMUNICATIONS INSTRUMENTS, INC.
                              KILOVAC CORPORATION
                          KILOVAC INTERNATIONAL, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     NORTH CAROLINA                 3625                   56-182-82-70
       CALIFORNIA                   3670                   95-228-58-08
       CALIFORNIA                   3625                   95-322-33-47

    (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
    JURISDICTION OF              INDUSTRIAL            IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
     ORGANIZATION)                NUMBER)

                               ----------------

                             1396 CHARLOTTE HIGHWAY
                               FAIRVIEW, NC 28730
                           TELEPHONE: (704) 628-1711

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                RAMZI A. DABBAGH
                            CHIEF EXECUTIVE OFFICER
                        COMMUNICATIONS INSTRUMENTS, INC.
                             1396 CHARLOTTE HIGHWAY
                               FAIRVIEW, NC 28730
                           TELEPHONE: (704) 628-1711
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                    COPY TO:
                                SANFORD E. PERL
                                KIRKLAND & ELLIS
                            200 EAST RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601
                           TELEPHONE: (312) 861-2000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 The Company

  The Company is incorporated under the laws of the State of North Carolina.
Section 8.51 of the North Carolina Business Corporation Act (the "NCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (i) he conducted himself in good faith, (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests, and
(iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 8.51 provides that the termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the requisite standard of conduct. Section 8.51 prohibits indemnification of a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, and (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under
Section 8.51 in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

  Section 8.52 of the NCBCA provides that, unless limited by its articles of incorporation, a corporation shall mandatorily indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 8.56 of the NCBCA provides that an officer of the corporation is entitled to mandatory indemnification under Section 8.52 to the same extent as a director, and that the corporation may otherwise indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director. Section 8.57 of the NCBCA provides that, in addition to and separate and apart from the indemnification provided under the NCBCA, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. Section 8.57 also provides that any provision of any articles of incorporation, by-law, contract, or resolution permitted under such section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

  The articles of incorporation, as amended, of the Company provide that a director of the corporation shall not be personally liable for monetary damages for breach of any duty as a director except and only to the extent applicable law restricts such indemnification. The by-laws of the Company provide that any person who at any time serves as a director or officer of the Company, or in such capacity at the request of the Company for any other corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Company to the fullest extent permitted by law against
(a) reasonable expenses, including reasonable attorneys' fees, actually incurred by him in connection with any threatened, pending or completed action, suit or proceeding (and any appeal thereof), whether civil, criminal, administrative, investigative or arbitrative, and whether or not brought by or on behalf of the Company, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including, without limitation, an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he may have become liable in any such action, suit or proceeding.

Kilovac and Kilovac International

  Kilovac and Kilovac International are incorporated under the laws of the State of California. Section 317(b) of the California General Corporation Law (the "CGCL") and Section 15 of the by-laws of each of Kilovac and Kilovac International (collectively, the "Kilovac By-laws") provide that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (i) he conducted himself in good faith, (ii) he reasonably believed that his conduct was in the best interests of the Corporation and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
Section 317(b) of the GGCL and Section 15 of the Kilovac By-laws also provide that the termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent does not, of itself, create a presumption that the director did not meet the requisite standard of conduct.

  Section 317(c) of the CGCL and Section 15 of the Kilovac By-laws provide that a corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

  Section 317(c) of the CGCL and Section 15 of the Kilovac By-laws prohibit indemnification of a director (i) in connection with any claim, issue or matter as to which the director shall have been adjudged to be liable to the corporation in the performance of his duty to the corporation, unless and only to the extent that the court in which such action was brought determines upon application that, in view of all the circumstances of the case, the director is fairly and reasonably entitled to indemnity for the expenses which such court shall determine; (ii) of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or (iii) of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

  Section 317(d) of the CGCL and Section 15 of the Kilovac By-laws provide that to the extent that an agent of this corporation has been successful on the merits in defense of any proceeding referred to in Section 317(b) or (c) for which indemnification is permitted or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

  Section 317(e) of the CGCL and Section 15 of the Kilovac By-laws provide that, except as provided in Section 317(d) of the CGCL and Section 15 of the Kilovac By-laws, any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct in Section 317(b) or (c) of the CGCL and Section 15 of the Kilovac By-laws, by: (i) a majority vote of a quorum consisting of directors who are not parties to such proceeding; (ii) approval or ratification by the affirmative vote of a majority of the shares of the corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote or (iii) the court in which such proceeding is or was pending, upon application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

  Section 317(f) of the CGCL and Section 15 of the Kilovac By-laws provide that expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in Section 317 of the CGCL and Section 15 of the Kilovac By-laws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS.

                                                                     SEQUENTIAL
  EXHIBIT                                                               PAGE
  NUMBER                     DOCUMENT DESCRIPTION                     NUMBERS
  -------                    --------------------                    ----------
    3.1    Articles of Incorporation of the Company.*
    3.2    By-laws of the Company.*
    3.3    Articles of Incorporation of Kilovac.*
    3.4    By-laws of Kilovac.*
    3.5    Articles of Incorporation of Kilovac International.*
    3.6    By-laws of Kilovac International.*
    4.1    Indenture dated as of September 18, 1997 by and among
           the Company, Kilovac, Kilovac International and Norwest
           Bank Minnesota, National Association.*
    4.2    Purchase Agreement dated as of September 12, 1997
           between the Company, Kilovac and Kilovac International
           and BancAmerica Securities, Inc. and Salomon Brothers,
           Inc.*
    4.3    Registration Rights Agreement dated as of September 18,
           1997 between the Company, Kilovac and Kilovac
           International and BancAmerica Securities, Inc. and
           Salomon Brothers, Inc.*
    5.1    Opinion and Consent of Kirkland & Ellis.
   10.1    Employment Agreement dated as of May, 1993 between the
           Company and Ramzi A. Dabbagh.*
   10.2    Employment Agreement dated as of May, 1993 between the
           Company and G. Daniel Taylor.*
   10.3    Employment Agreement dated as of January 7, 1994
           between the Company and Michael A. Steinback.*
   10.4    Employment Agreement dated as of November 23, 1994
           between the Company and David Henning.*
   10.5    Management Agreement, dated as of September 18, 1997
           among the Company, Parent and CHS Management III, L.P.*
   10.6    Tax Sharing Agreement dated as of September 18, 1997
           between the Company, Parent, Kilovac, Kilovac
           International and Kilovac International FSC Ltd.*
  +10.7    Credit Agreement dated as of September 18, 1997 among
           the Company, Parent, various banks, Bank of America
           National Trust and Savings Association and BancAmerica
           Securities, Inc.*
   10.8    Pledge Agreements dated as of September 18, 1997 by
           Parent, the Company, Kilovac and Kilovac International
           in favor of Bank of America Trust and Savings
           Association.*
   10.9    Subsidiary Guarantee dated as of September 18, 1997 by
           Kilovac and Kilovac International in favor of Bank of
           America National Trust and Savings Association.*
   10.10   Security Agreement dated as of September 18, 1997 among
           Parent, the Company, Kilovac and Kilovac International
           in favor of Bank of America National Trust and Savings
           Association.*

                                                                     SEQUENTIAL
  EXHIBIT                                                               PAGE
  NUMBER                     DOCUMENT DESCRIPTION                     NUMBERS
  -------                    --------------------                    ----------
   10.11   Stock Subscription and Purchase Agreement dated as of
           September 20, 1995, by and among the Company, Kilovac
           and the stockholders and optionholders of Kilovac named
           therein.*
  +10.12   Asset Purchase Agreement dated as of June 27, 1996
           between the Company and Figgie International Inc.*
   10.13   Environmental Remediation and Escrow Agreement, dated
           as of July 2, 1996.*
   10.14   Lease Agreement dated as of July 2, 1996 by and between
           Figgie Properties, Inc. and Communications Instruments,
           Inc. dba Hartman Division of CII Technologies Inc.*
   10.15   Second Amendment to Stock Subscription and Purchase
           Agreement dated as of August 26, 1996, by and among the
           Company, Kilovac and the Selling Shareholders.*
  +10.16   Recapitalization Agreement dated as of August 6, 1997
           and among Parent, certain investors and certain selling
           stockholders.*
   10.17   Amendment to the Recapitalization Agreement dated as of
           September 18, 1997 by and among Parent, certain
           investors and certain selling stockholders.*
   10.18   Indemnification and Escrow Agreement dated as of
           September 18, 1997 by and among Parent, certain
           investors, certain selling stockholders and American
           National Bank and Trust Company of Chicago.*
   10.19   Stockholders Agreement dated as of September 18, 1997
           by and among Parent and certain of its stockholders.*
   10.20   Registration Agreement dated as of September 18, 1997
           by and among Parent and certain of its stockholders.*
   10.21   Form of Junior Subordinated Promissory Note of Parent.*
   10.22   Employment Agreement dated as of October 11, 1995
           between Kilovac and Dan McAllister.*
   10.23   Employment Agreement dated as of October 11, 1995
           between Kilovac and Pat McPherson.*
   10.24   Employment Agreement dated as of October 11, 1995
           between Kilovac and Rick Danchuk.*
   10.25   Employment Agreement dated as of October 11, 1995
           between Kilovac and Robert A. Helman.*
   12.1    Statement of Computation of Ratios.*
   21.1    Subsidiaries of the Company, Kilovac and Kilovac
           International.*
   23.1    Consent of Deloitte & Touche LLP.
   23.2    Consent of Deloitte & Touche LLP.
   23.3    Consent of Deloitte & Touche LLP.
   23.4    Consent of Kirkland & Ellis (included in Exhibit 5.1).
   24.1    Powers of Attorney (included in signature page).*
   25.1    Statement of Eligibility of Trustee on Form T-1.*
   99.1    Form of Letter of Transmittal.*
   99.2    Form of Notice of Guaranteed Delivery.*
   99.3    Form of Tender Instructions.*

--------
+ The Company agrees to furnish supplementally to the Commission a copy of any omitted schedule to such agreement upon the request of the Commission in accordance with Item 601(b)(2) of Regulation S-K.
*  Item previously filed.

  (b) FINANCIAL STATEMENT SCHEDULE.

  I. Condensed Financial Information of Registrant.

  Note: All other financial statement schedules have been omitted because the required information is not present or is not present in amounts sufficient to require submission of the schedules, or because the information required is included in the consolidated financial statements and notes thereto.

ITEM 22. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, COMMUNICATIONS INSTRUMENTS, INC. HAS DULY CAUSED THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FAIRVIEW, STATE OF NORTH CAROLINA, ON JANUARY 28, 1998.

                                          Communications Instruments, Inc.

                                                            *
                                          By: _________________________________
                                                     Ramzi A. Dabbagh
                                            Chairman, Chief Executive Officer
                                                      and President

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED ON JANUARY 28, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


                     *                      Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
             Ramzi A. Dabbagh                 (Principal Executive Officer)

                     *                      Chief Financial Officer (Principal
___________________________________________   Financial and Accounting Officer)
               David Henning

                     *                      Chief Operating Officer and Director
___________________________________________
           Michael A. Steinback

                     *                      Executive Vice President of Business
___________________________________________   Development and Director
             G. Daniel Taylor


                     *                      Director
___________________________________________
             Brian P. Simmons

                     *                      Director
___________________________________________
              Andrew W. Code

                     *                      Director
___________________________________________
              Steven R. Brown

                     *                      Director
        ___________________________________________
               Jon S. Vesely

*The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such officers and directors.

           /s/ Ramzi A. Dabbagh             Attorney-in-Fact
___________________________________________
             Ramzi A. Dabbagh

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, KILOVAC CORPORATION HAS DULY CAUSED THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FAIRVIEW, STATE OF NORTH CAROLINA, ON JANUARY 28, 1998.

                                          Kilovac Corporation

                                                             *
                                          By: _________________________________
                                                     Ramzi A. Dabbagh
                                                  Chairman and President

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED ON JANUARY 28, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


                     *                      Chairman of the Board, President and
___________________________________________   Director
             Ramzi A. Dabbagh                 (Principal Executive Officer)

                     *                      Chief Financial Officer (Principal
___________________________________________   Financial and Accounting Officer)
               David Henning

                     *                      Director
___________________________________________
             Brian P. Simmons


*The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such officers and directors.


         /s/ Ramzi A. Dabbagh               Attorney-in-Fact
___________________________________________
             Ramzi A. Dabbagh


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, KILOVAC INTERNATIONAL, INC. HAS DULY CAUSED THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FAIRVIEW, STATE OF NORTH CAROLINA, ON JANUARY 28, 1998.

                                          Kilovac International, Inc.

                                                             *
                                          By: _________________________________
                                                     Ramzi A. Dabbagh
                                                  Chairman and President

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED ON JANUARY 28, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


                     *                      Chairman of the Board, President and
___________________________________________   Director
             Ramzi A. Dabbagh                 (Principal Executive Officer)

                     *                      Chief Financial Officer, (Principal
___________________________________________   Financial and Accounting Officer)
               David Henning

                     *                      Director
___________________________________________
             Brian P. Simmons


*The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such officers and directors.

         /s/ Ramzi A. Dabbagh               Attorney-in-Fact
___________________________________________
             Ramzi A. Dabbagh


               COMMUNICATIONS INSTRUMENTS, INC. AND SUBSIDIARIES

                     INDEX TO FINANCIAL STATEMENT SCHEDULES

I.Independent Auditors' Report............................................ II-10
II.Condensed Financial Information of the Registrant...................... II-11
III. Notes to Condensed Financial Information of the Registrant........... II-14

                         INDEPENDENT AUDITORS' REPORT

Communications Instruments, Inc. and Subsidiaries:

  We have audited the financial statements of Communications Instruments, Inc. and subsidiaries (the Company) as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, and have issued our report thereon dated February 14, 1997 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 21 of this Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          Deloitte & Touche LLP

Greenville, South Carolina
February 14, 1997

           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT

               COMMUNICATIONS INSTRUMENTS, INC. AND SUBSIDIARIES

                            CONDENSED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                DECEMBER 31,
                                                               ----------------
                                                                1995     1996
                                                               -------  -------
                            ASSETS
                            ------
Current assets................................................ $15,453  $24,859
Property, plant and equipment.................................  11,371   13,502
Receivable due from subsidiary................................   9,650    9,183
Investment in subsidiary......................................   4,138    4,271
Other non current assets......................................   4,104    6,746
                                                               -------  -------
    Total Assets.............................................. $44,716  $58,561
                                                               =======  =======
             LIABILITIES AND STOCKHOLDERS' EQUITY
             ------------------------------------
Current liabilities........................................... $ 7,640  $15,309
Long-Term debt................................................  19,731   26,099
Non current liabilities.......................................   7,052    5,403
Stockholders' equity..........................................
Common stock..................................................
Paid-in capital...............................................  12,317   12,317
Accumulated deficit...........................................  (1,744)    (115)
Currency translation (loss)...................................     (36)     (38)
Accounts receivable due from parent...........................    (244)    (414)
                                                               -------  -------
    Total Liabilities and Stockholders' Equity................ $44,716  $58,561
                                                               =======  =======


                  See notes to condensed financial statements.

               COMMUNICATIONS INSTRUMENTS, INC. AND SUBSIDIARIES

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                       CONDENSED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                      YEAR ENDED DECEMBER 31
                                                      -------------------------
                                                       1994     1995     1996
                                                      -------  -------  -------
Net sales............................................ $31,523  $36,239  $51,430
Cost of sales........................................  24,330   26,833   38,399
                                                      -------  -------  -------
Gross margin.........................................   7,193    9,406   13,031
Operating expenses...................................   4,910   10,158    7,330
                                                      -------  -------  -------
Operating income.....................................   2,283     (752)   5,701
Interest expense.....................................  (1,279)  (2,058)  (3,682)
Other income.........................................     --         2      314
                                                      -------  -------  -------
Income before income taxes...........................   1,004   (2,808)   2,333
Income tax expense (benefit).........................     386     (950)     838
Equity in income of subsidiary.......................     --       137      134
                                                      -------  -------  -------
Net income (loss).................................... $   618  $(1,721) $ 1,629
                                                      =======  =======  =======


                  See notes to condensed financial statements.

                COMMUNICATION INSTRUMENTS, INC. AND SUBSIDIARIES

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                       CONDENSED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                     YEAR ENDED DECEMBER 31,
                                                    ---------------------------
                                                     1994      1995      1996
                                                    -------  --------  --------
Net cash provided by operating activities.......... $ 1,333  $  2,023  $  7,026
Net cash (used in) investing activities............  (1,544)  (15,681)  (13,770)
Net cash provided by financing activities..........     256    13,645     6,799
                                                    -------  --------  --------
Net increase (decrease) in cash....................      45       (13)       55
Cash, beginning of period..........................      27        72        59
                                                    -------  --------  --------
Cash, end of period................................ $    72  $     59  $    114
                                                    =======  ========  ========



                  See notes to condensed financial statements.

               COMMUNICATIONS INSTRUMENTS, INC. AND SUBSIDIARIES

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

            NOTES TO CONDENSED FINANCIAL INFORMATION OF REGISTRANT

1. BASIS OF PRESENTATION

  The Condensed Financial Information of Registrant reflects the financial statements of Communications Instruments, Inc. with its subsidiaries, Kilovac Corporation, Kilovac International FSC Limited and Electro-Mech, S.A. DW C.V., presented on the equity method of accounting in order to comply with the requirements of Schedule I of Form S-4.

2. LONG-TERM DEBT

  See Note 5 of the Notes to Consolidated Financial Statements.

3. COMMITMENTS AND CONTINGENCIES

  See Note 8 of the Notes to Consolidated Financial Statements.

4. CASH DIVIDENDS PAID TO REGISTRANT

  For the fiscal years ended December 31, 1994, 1995 and 1996, Communications Instruments, Inc. did not receive any dividends.